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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF WALBRO CORPORATION


        NAME OF SUBSIDIARY                                          JURISDICTION OF INCORPORATION
        ------------------                                          -----------------------------
        Walbro Automotive Corporation                               Delaware
        Walbro Engine Management Corporation                        Delaware
        Walbro Singapore Pte. Ltd.                                  Republic of Singapore
        Walbro Japan, Inc.                                          Japan
        Walbro Automotive Japan, Inc.                               Japan
        Walbro de Mexico, S.A. DE C.V.                              Mexico
        Whitehead Engineered Products, Inc.                         Delaware
        Sharon Manufacturing Company                                Michigan
        SEM-Walbro Corporation                                      Delaware
        Walbro GmbH                                                 Germany
        Walbro Netherlands B.V.                                     Netherlands
        Walbro Korea, Ltd.                                          Republic of Korea
        Fujian Hualong Carburetor Co., Ltd.                         People's Republic of China